Exhibit 10.15

PROFESSIONAL SERVICES AGREEMENT

This Agreement (“Agreement”) is entered into as of October 10, 2016 (the “Effective Date”) by and between R. Eugene (Gene) Goodson, and REV Group, Inc., a Delaware Corporation with corporate offices located at 111 E. Kilbourn Ave., Milwaukee, Wisconsin 53202 (“Company”).

1. Services. Gene shall provide certain services to Company (the “Services”) as specified in one or more mutually agreed-upon statements of work signed by both parties (“Statement of Work”). Each such Statement of Work shall be substantially in the form attached hereto as Exhibit A. Changes to the scope of the Services shall be made only in writing executed by authorized representatives of both parties.

2. Payment for Services and Expenses. Company shall pay Gene for the Services as follows: A quarterly fee of Fifteen Thousand US Dollars ($15,000.00), payable on the first business day of each calendar quarter during which this Agreement is in force. Unless provided otherwise in a Statement of Work, the Company shall be responsible for all expenses incurred by Gene in the performance of the Services, including, but not limited to, reasonable travel and lodging expenses, communications charges and supplies. Gene shall submit an itemized statement of such charges to Thomas B. Phillips, Chief Operating Officer for review and approval of reimbursement. Such approval shall be within the sole discretion of Mr. Phillips and shall not be unreasonably withheld.

2.1 Taxes. Gene will be solely responsible for all federal, state and local taxes and related contributions attributable to the payments from Company to Gene for services rendered pursuant to the Agreement. Gene further acknowledges and agrees that Gene is an independent contractor for federal, state, and local income tax purposes and all employment tax purposes, including FICA, FUTA and income withholding taxes and the equivalent of each of these under the law of the locale where the services are provided.

3. Work Product. “Deliverables” shall mean any and all work product and deliverables developed in the course of the Services, whether individually by Gene or jointly with Company, including but not limited to reports, financial information, agreements and documents acquired from any source regarding the Statement of Work. Except as set forth herein, the Deliverables, to the extent copyrightable under the United States Copyright Act of 1976 (the “Act”) shall be considered “works made for hire” pursuant to the Act and, upon final payment, copyright in such Deliverables shall be owned exclusively by Company.

4. Confidential Information. “Confidential Information” shall mean any information that Company discloses or provides Gene access to during the course of the parties’ respective performances under this Agreement, including information about companies that are not owned by Company, whether or not it is marked or otherwise identified in writing by the discloser as confidential. Confidential Information does not include information (a) previously known by Gene, (b) independently developed by or for Gene, (c) acquired by Gene from a third party which is not under an obligation of confidence for such information, or (d) which is publicly available through no breach of this Agreement.

4.1 Restrictions. (a) The Confidential Information may be used by Gene only for the benefit of the Company or as otherwise expressly permitted herein. (b) Gene agrees to protect the confidentiality of the Confidential Information in the same manner that Gene protects the confidentiality of his own proprietary and confidential information, but in no event shall Gene exercise less than reasonable care in protecting such Confidential Information. Access to Confidential Information shall be restricted to Gene. (c) Except as expressly permitted herein, the Confidential Information may not be copied or reproduced without the Company’s prior written consent in the Company’s sole discretion. (d) All Confidential Information made available hereunder, including copies thereof, shall be returned or destroyed at Company’s sole option, with a certification of destruction provided by Gene to the Company upon the first to occur of (i) completion of the Services, (ii) request by Company, unless Gene is otherwise allowed to continue to use such Confidential Information under this Agreement, or (iii) any termination of this Agreement. (e) If GENE receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information Gene shall provide prompt notice to the Company of such receipt and give the Company the opportunity to seek a protective order. (f) In the event of a breach or threatened breach of any of the provisions of this Section, the Company will have no adequate remedy in damages and, accordingly, shall be entitled to an injunction against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

5. Warranty. The Parties represent and warrant to the other that: (i) each has all necessary corporate authority to execute and deliver this Agreement without the consent or joinder of any other party; (ii) the execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action; and (iii) the person executing this Agreement on behalf of each party is authorized to do so.

6. Remedies. The rights and remedies of the parties with respect to failure of the other party to comply with the terms of this Agreement are not exclusive, the exercise thereof will not constitute an election of remedies and the aggrieved party will in all events be entitled to seek whatever additional remedies may be available in law or equity.

7. Relationship of the Parties. The parties have agreed that Gene will personally provide the services under this agreement as an independent contractor. Except as otherwise expressly set forth in this Agreement, nothing herein shall be construed as creating an agency, joint venture, partnership, employment relationship or any other similar relationship.

8. Term and Termination of Agreement. The Term of this Agreement shall commence on the Effective Date and, unless extended or terminated in accordance with its terms, shall continue for a period of twenty-four (24) months. Either party may terminate this Agreement (a) with or without cause by giving the other party thirty (30) days’ written notice of termination provided that all existing Statements of Work under this Agreement have been completed or been terminated, (b) in the event the other party breaches a material representation, obligation, or warranty under this Agreement and such breach remains uncured for thirty (30)days after the breaching party’s receipt of written notice of the breach, or (c) in the event the other party materially breaches any obligation of confidentiality or proprietary rights hereunder which breach goes uncured for seventy-two (72) hours after notice thereof. Gene may also terminate this Agreement if Company fails to pay any amounts due hereunder or under any Statement of Work entered into pursuant to this Agreement within thirty (30) days of the due date. Upon termination of this Agreement, Company shall pay Gene for all Services rendered and expenses incurred by Gene prior to the date of termination. No other expenses or fees shall be payable beyond those earned.

9. Compliance with All Applicable Laws and Regulations. Gene acknowledges and agrees that he will conduct the Services in accordance with all applicable laws and regulations including, but not limited to, the United States Foreign Corrupt Practices Act, Anti-Boycott laws, and the Department of Treasury Office of Foreign Assets Control (OFAC) regulations and U.S. Export Control Laws, and all applicable laws and regulations of the location in which the Services are performed.

10. General Terms and Conditions. (a) This Agreement sets forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. (b) Neither this Agreement nor any Statement of Work may be modified or amended except by the mutual written agreement of the parties. (c) Company acknowledges that it is entering into this Agreement solely on the basis of the agreements and representations contained herein, and for its own purposes and not for the benefit of any third party. (d) No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against which it is sought to be enforced. The delay or failure by either party to exercise or enforce any of its rights under this Agreement shall not constitute a waiver of that party’s right. (e) This is a personal services contract, therefore Gene may not delegate or subcontract any of his obligations under this Agreement and the related Statements of Work. (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, United States, without giving effect to conflict of law rules. With respect to any litigation arising out of or relating to this Agreement or the Services or Deliverables provided hereunder, each party agrees that it shall be heard by the state or federal courts with jurisdiction to hear such suits located in the State of Wisconsin, United States, and each party irrevocably consents to jurisdiction and venue in such courts. (g) Gene agrees to keep the terms of this Agreement (including the payments and benefits provided hereunder) confidential and not to provide copies of this Agreement to, or to disclose any terms and conditions of this Agreement to anyone not a party to this Agreement, except to your spouse, accountant(s), and attorneys, if applicable, or as otherwise required by law. (h) The terms of this Agreement which, by their nature are intended to survive, shall survive any termination or expiration of this Agreement. The obligations of Section 4 shall survive termination of this Agreement for two (2) years.

INTENDING TO BE BOUND, the parties hereto have executed this Agreement as of the date first written above.

R. Eugene Goodson, Consultant		REV Group, Inc.

By	/s/ R. Eugene Goodson	By	/s/ Tim Sullivan
	Name R. Eugene Goodson		Name Tim Sullivan
	Title: Consultant		President and CEO, REV Group, Inc.

Exhibit A

Statement of Work

This Statement of Work (“Statement of Work”) is entered into as of October 10, 2016 by and between R. Eugene (Gene) Goodson and REV Group, Inc., a Delaware company with corporate offices at 111 E. Kilbourn Ave., Milwaukee, WI 53202 (“Company”).

This Statement of Work is intended to supplement that certain Consulting Services Agreement by and between the parties, dated October 10, 2016, (“Agreement”) under the terms set forth therein. All definitions used and not defined herein shall have the meanings set forth in the Agreement.

1. Description of services to be rendered by Gene (the “Services”):

|Consulting services to the Company’s manufacturing operations including, but not limited to: development of lean principles, performance metrics, key performance indicators, quality practices and measures, and consistency in manufacturing processes.|[PK1]

2. Description of any deliverables to be provided by Gene hereunder (the “Deliverables”): Upon request, GENE will provide reports with written findings and recommendations relating to the services outlined above.

3. Work Site: REV Divisions as designated by Tom Phillips and/or Tim Sullivan.

4. Project Management: Each party shall assign a project manager to act as the primary liaison with respect to the relationship established hereunder.

A.	Company’s project manager shall be:	Tom Phillips
tom.phillips@revgroup.com
Phone: 414.795.7627

B.	Gene’s project manager shall be:	Gene Goodson
ggoodsn@gmail.com
Phone: 734 417 2484

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